Ibotta Reports Third Quarter 2025 Financial Results

Revenue declined by 16% year-over-year to $83.3 million

Generated net income of $1.5 million, representing net income as a percent of revenue of 2%, and adjusted EBITDA of $16.6 million, representing a 20% adjusted EBITDA margin

Generated cash from operating activities of $21.8 million and free cash flow of $10.6 million

Announced a strategic partnership with Circana to bring third-party sales lift measurement to digital promotions

Subsequent to quarter-end, announced the launch of LiveLift™, an enhanced solution that helps CPG brands measure and optimize their campaigns while live

DENVER, November 12, 2025 (Business Wire) -- Ibotta, Inc. (NYSE: IBTA), which operates the largest item-level digital promotions network in North America, today announced financial results for the third quarter ended September 30, 2025.

“We made significant strides in recent months to further strengthen our performance marketing platform,” said Ibotta CEO and founder, Bryan Leach. “Recent milestones include a strategic partnership with Circana to bring trusted third-party sales lift measurement to digital promotions and the launch of LiveLift™ for CPG brands. The LiveLift solution improves a brand’s ability to measure and optimize campaigns while they are live, enhancing our previous approach to measuring sales lift during a campaign. A growing number of clients are piloting LiveLift, which we believe is the first step in fundamentally shifting how promotions are perceived and ultimately allowing us to capture a larger percentage of CPG marketing spend.”

Third Quarter 2025 Financial Highlights:

•Total revenue of $83.3 million, a year-over-year decline of 16%.
•Total redemption revenue of $72.1 million, a decrease of 15% year-over-year.
•During the quarter, the IPN had 18.2 million redeemers, compared to 15.3 million redeemers in the third quarter of 2024, an increase of 19% year-over-year. The primary driver of year-over-year growth was the launch of Instacart during the fourth quarter of 2024 and the launch of offers to a majority of DoorDash customers in the second quarter of 2025.
•Third-party publisher redemptions of 62.1 million, compared to 65.8 million in the third quarter of 2024, a decline of 6% year-over-year.
•Generated net income of $1.5 million, representing net income as a percent of revenue of 2%, and adjusted net income of $16.3 million, representing adjusted net income as a percent of revenue of 20%.

•Delivered adjusted EBITDA of $16.6 million, representing an adjusted EBITDA margin of 20%.
•Generated cash from operating activities of $21.8 million and free cash flow of $10.6 million.
•Repurchased 1.4 million shares for a total of $38.7 million at an average price per share of $26.73, exclusive of broker commissions and excise tax.

The following table summarizes the Company’s financial results for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		% Change	Nine months ended September 30,		% Change
	2025	2024		2025	2024

	(in thousands, except per share figures and percentages)
GAAP Results
Redemption revenue	$72,081	$84,485	(15)%	$218,688	$226,425	(3)%
Revenue	83,260	98,621	(16)%	253,863	268,874	(6)%
Net income	1,533	17,239	(91)%	4,578	(7,430)	162%
Net income per share, diluted	0.05	0.51	(90)%	0.15	(0.34)	144%
Net income as a percent of revenue	2%	17%		2%	(3)%

Non-GAAP Results
Adjusted EBITDA	$16,611	$36,519	(55)%	$49,166	$84,452	(42)%
Adjusted EBITDA margin	20%	37%		19%	31%
Adjusted net income	$16,345	$31,409	(48)%	$43,346	$66,666	(35)%
Adjusted net income per share, diluted	0.56	0.94	(40)%	1.40	2.71	(48)%

The following table summarizes the Company’s revenue related performance metrics for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change

	(in thousands, except per redeemer figures, per redemption figures, and percentages)
Performance Metrics
Redemptions:
Direct-to-consumer redemptions	20,793	31,571	(34)%	64,354	87,819	(27)%
Third-party publisher redemptions	62,055	65,795	(6)%	181,818	161,728	12%
Total redemptions	82,848	97,366	(15)%	246,172	249,547	(1)%
Redeemers:
Direct-to-consumer redeemers	1,638	1,909	(14)%	1,629	1,879	(13)%
Third-party publisher redeemers	16,527	13,378	24%	15,901	11,946	33%
Total redeemers	18,165	15,287	19%	17,530	13,825	27%
Redemptions per redeemer:
Direct-to-consumer redemptions per redeemer	12.7	16.5	(23)%	39.5	46.7	(15)%
Third-party publisher redemptions per redeemer	3.8	4.9	(24)%	11.4	13.5	(16)%
Total redemptions per redeemer	4.6	6.4	(28)%	14.0	18.0	(22)%
Redemption revenue per redemption:
Direct-to-consumer redemption revenue per redemption	$1.10	$1.05	4%	$1.13	$1.12	1%
Third-party publisher redemption revenue per redemption	$0.79	$0.78	2%	$0.80	$0.79	1%
Total redemption revenue per redemption	$0.87	$0.87	—%	$0.89	$0.91	(2)%

Note that certain figures shown above may not recalculate due to rounding.

Third Quarter 2025 Business Highlights:

•19% year-over-year growth in quarterly redeemers on the Ibotta Performance Network.
•Matt Puckett joined our executive leadership team as CFO.
•Completed the re-organization of our Sales team, migrating from a territory-based model to an industry-based model, promoting three sales leaders to vertical sales leads, and hiring two external sales leaders with backgrounds in performance media.
•Announced a strategic partnership with Circana to bring third-party sales lift measurement to digital promotions. Circana lift studies for Ibotta campaigns are expected to begin to roll out in late 2025 and be available to all brands in 2026.
•Subsequent to quarter-end, announced the launch of LiveLift, an enhanced solution that helps CPG brands measure and optimize their campaigns while live.

Financial Guidance:

Fourth quarter 2025 outlook summary:

•Revenue of $80 - $85 million, a year-over-year decrease of 16% at the midpoint.
•Adjusted EBITDA of $9 - $12 million, representing a margin of 13% at the midpoint.

Guidance for adjusted EBITDA is earnings before interest income, net, provision for income taxes, and depreciation and amortization, and excludes stock-based compensation, restructuring charges, and other (income) expense, net. We have not reconciled adjusted EBITDA to GAAP net income for our guidance because we do not provide guidance on GAAP net income and would not be able to present the various reconciling cash and non-cash items between the GAAP and non-GAAP financial measures since certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on the Company's GAAP net income.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income as a percent of revenue, adjusted diluted net income per share and free cash flow that supplement the condensed financial statements of the Company prepared under generally accepted accounting principles (GAAP). The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Adjusted EBITDA is earnings before interest income, net, provision for income taxes, and depreciation and amortization, and excludes stock-based compensation, change in fair value of derivative, loss on debt extinguishment, restructuring charges, and other (income) expense, net. Adjusted EBITDA margin is calculated as adjusted EBITDA as a percent of revenue. Adjusted net income excludes stock-based compensation, loss on debt extinguishment, change in fair value of derivative, restructuring charges, and the related income tax effects. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments). Adjusted diluted net income per share is calculated as adjusted net income divided by diluted weighted average common shares outstanding. Free cash flow is defined as cash provided by operating activities, less additions to property and equipment and capitalization of software development costs.

The Company's management believes that these non-GAAP measures can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. The Company’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but are included solely for informational and comparative purposes. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In light of these limitations, management also reviews the specific items that are excluded from our non-GAAP measures, as well as trends in these items.

Third Quarter 2025 Financial Results Webcast and Conference Call Details

When:	Wednesday, November 12, 2025 at 2:30 p.m. MT/ 4:30 p.m. ET
Webcast:	ir.ibotta.com

Key Business Terms and Notes

Ibotta Performance Network (IPN): An AI-enabled technology platform that allows CPG brands to deliver digital promotions to consumers via a network of publishers, in a coordinated fashion and on a fee-per-sale basis.

Redeemers: A consumer who has redeemed at least one digital offer within the time period specified. If a consumer were to redeem on more than one publisher during that period, they would be counted as multiple redeemers. Year-to-date redeemers are calculated as the average of current year quarter-to-date redeemers.

Redemptions: A verified purchase of an item qualifying for an offer by a client on the IPN.

Redemption Revenue: The Company’s customers promote their products and services to consumers through cash back offers on the IPN. The Company earns a fee per redemption which is recognized in the period in which the redemption occurred. The Company may also charge fees to set up a redemption campaign which are deferred and recognized over the average duration of historical redemption campaigns.

About Ibotta ("I bought a...")

Ibotta (NYSE: IBTA) is a leading provider of digital promotions for CPG brands, reaching over 200 million consumers through a network of publishers called the Ibotta Performance Network (IPN). The IPN allows marketers to influence what people buy, and where and how often they shop – all while paying only when their campaigns directly result in a sale. American shoppers have earned over $2.6 billion through the IPN since 2012. The largest tech IPO in history to come out of Colorado, Ibotta is headquartered in Denver, and is continually listed as a top place to work by The Denver Post and Inc. Magazine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements relating to expectations concerning matters that are not historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements by our CEO and Founder about our ability to transition our product and go-to-market, the impact of our new products, like LiveLift, the timing and availability of Circana lift studies for Ibotta campaigns, and the Company’s financial guidance, such as revenue and adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These and other factors are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof, except as required by law..

Ibotta, Inc.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$83,260	$98,621	$253,863	$268,874
Cost of revenue(1)	17,142	12,172	52,159	34,970
Gross profit	66,118	86,449	201,704	233,904
Operating expenses(1):
Sales and marketing(2)	26,629	27,761	85,296	105,908
Research and development	14,022	16,285	46,836	47,452
General and administrative	22,465	20,631	66,115	62,493
Depreciation and amortization	636	1,065	2,656	3,096
Total operating expenses	63,752	65,742	200,903	218,949
Income from operations	2,366	20,707	801	14,955
Interest income, net	2,510	4,436	8,831	5,303
Loss on debt extinguishment	—	—	—	(9,630)
Other income (expense), net	376	(16)	(29)	(3,132)
Income before provision for income taxes	5,252	25,127	9,603	7,496
Provision for income taxes	(3,719)	(7,888)	(5,025)	(14,926)
Net income (loss)	$1,533	$17,239	$4,578	$(7,430)
Net income (loss) per share:
Basic	$0.05	$0.56	$0.16	$(0.34)
Diluted	$0.05	$0.51	$0.15	$(0.34)
Weighted average common shares outstanding:
Basic	27,995,708	30,663,263	29,074,842	21,909,949
Diluted	29,376,837	33,567,489	30,999,527	21,909,949

(1)Amounts include stock-based compensation expense as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Cost of revenue	$622	$476	$1,904	$999
Sales and marketing(2)	4,133	4,347	14,135	34,777
Research and development	2,381	2,447	8,028	7,036
General and administrative	5,486	6,405	15,949	20,525
Total stock-based compensation expense	$12,622	$13,675	$40,016	$63,337

(2)Stock-based compensation expense included in sales and marketing includes common stock warrant expense of $2.3 million and $2.2 million recognized during the three months ended September 30, 2025 and 2024, respectively, and $6.6 million and $27.1 million recognized during the nine months ended September 30, 2025 and 2024, respectively.

Ibotta, Inc.
CONDENSED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$223,296	$349,282
Restricted cash	58	408
Accounts receivable, net	212,822	220,883
Prepaid expenses and other current assets	19,284	11,168
Total current assets	455,460	581,741
Property and equipment, net	19,578	1,951
Capitalized software development costs, net	22,364	16,201
Equity investment	4,531	4,531
Deferred tax assets, net	56,498	73,211
Operating lease assets	10,041	—
Other long-term assets	962	794
Total assets	$569,434	$678,429
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,311	$7,160
Due to third-party publishers	98,701	93,982
Deferred revenue	4,690	4,964
User redemption liability	69,555	74,006
Accrued expenses	16,724	17,965
Other current liabilities	1,545	6,088
Total current liabilities	206,526	204,165
Long-term liabilities:
Operating lease liabilities, long-term	25,342	—
Unrecognized tax benefits, long-term	7,957	16,981
Total liabilities	239,825	221,146
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	677,505	629,050
Treasury stock	(212,028)	(31,321)
Accumulated deficit	(135,868)	(140,446)
Total stockholders' equity	329,609	457,283
Total liabilities and stockholders' equity	$569,434	$678,429

Ibotta, Inc.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine months ended September 30,
	2025	2024
Operating activities
Net income (loss)	$4,578	$(7,430)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,853	6,160
Impairment of capitalized software development costs	256	437
Stock-based compensation expense	33,462	36,253
Common stock warrant expense	6,554	27,084
Credit loss expense	1,916	1,217
Loss on extinguishment of debt	—	9,630
Amortization of debt discount and issuance costs	114	1,036
Change in fair value of convertible notes derivative liability	—	3,085
Other	14	36
Changes in assets and liabilities:
Accounts receivable	6,145	(2,561)
Other current and long-term assets	(1,723)	(977)
Accounts payable	1,468	188
Due to third-party publishers	4,719	23,182
Accrued expenses	(3,034)	(5,926)
Deferred revenue	(274)	2,128
User redemption liability	(4,451)	(4,499)
Other current and long-term liabilities	11,872	4,887
Net cash provided by operating activities	67,469	93,930
Investing activities
Additions to property and equipment	(12,768)	(655)
Additions to capitalized software development costs	(10,360)	(7,001)
Net cash used in investing activities	(23,128)	(7,656)
Financing activities
Proceeds from exercise of stock options	8,312	7,649
Debt issuance costs	(2)	—
Proceeds from initial public offering, net	—	206,692
Deferred offering costs	—	(5,972)
Purchase of treasury stock	(178,180)	(15,611)
Taxes paid related to net share settlement of equity awards	(2,843)	(246)
Proceeds from employee stock purchase plan	2,036	—
Other financing activities	—	(103)
Net cash (used in) provided by financing activities	(170,677)	192,409
Net change in cash, cash equivalents, and restricted cash	(126,336)	278,683
Cash, cash equivalents, and restricted cash, beginning of period	349,690	62,591
Cash, cash equivalents, and restricted cash, end of period	$223,354	$341,274

The following table disaggregates the Company’s direct-to-consumer and third-party publishers revenue by redemption and ad & other revenue:

Supplemental Revenue Detail

	Three months ended September 30,		% Change	Nine months ended September 30,		% Change
	2025	2024		2025	2024

	(in thousands, except percentages)
Direct-to-consumer revenue
Redemption revenue	$22,811	$33,144	(31)%	$72,635	$98,426	(26)%
Ad & other revenue	11,179	14,136	(21)%	35,175	42,449	(17)%
Total direct-to-consumer revenue	33,990	47,280	(28)%	107,810	140,875	(23)%
Third-party publishers revenue
Redemption revenue	49,270	51,341	(4)%	146,053	127,999	14%
Ad & other revenue	—	—	—%	—	—	—%
Total third-party publishers revenue	49,270	51,341	(4)%	146,053	127,999	14%
Total
Redemption revenue	72,081	84,485	(15)%	218,688	226,425	(3)%
Ad & other revenue	11,179	14,136	(21)%	35,175	42,449	(17)%
Total revenue	$83,260	$98,621	(16)%	$253,863	$268,874	(6)%

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release:

Reconciliation of Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income (loss)	$1,533	$17,239	$4,578	$(7,430)
Add (deduct):
Interest income, net	(2,510)	(4,436)	(8,831)	(5,303)
Depreciation and amortization	1,243	2,137	5,853	6,160
Stock-based compensation	12,622	13,675	40,016	63,337
Change in fair value of derivative	—	—	—	3,085
Loss on debt extinguishment	—	—	—	9,630
Restructuring charges	380	—	2,496	—
Provision for income taxes	3,719	7,888	5,025	14,926
Other (income) expense, net	(376)	16	29	47
Adjusted EBITDA	$16,611	$36,519	$49,166	$84,452
Revenue	$83,260	$98,621	$253,863	$268,874
Net income as a percent of revenue	2%	17%	2%	(3)%
Adjusted EBITDA margin	20%	37%	19%	31%

Reconciliation of Adjusted Net Income

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income (loss)	$1,533	$17,239	$4,578	$(7,430)
Stock-based compensation	12,622	13,675	40,016	63,337
Change in fair value of derivative	—	—	—	3,085
Loss on debt extinguishment	—	—	—	9,630
Restructuring charges	380	—	2,496	—
Adjustment for income taxes	1,810	495	(3,744)	(1,956)
Adjusted net income	$16,345	$31,409	$43,346	$66,666
Revenue	$83,260	$98,621	$253,863	$268,874
Adjusted net income as a percent of revenue	20%	32%	17%	25%

Weighted average common shares outstanding, diluted	29,376,837	33,567,489	30,999,527	21,909,949
Net income (loss) per share, diluted	$0.05	$0.51	$0.15	$(0.34)

Adjusted weighted average common shares outstanding, diluted	29,376,837	33,567,489	30,999,527	24,598,956
Adjusted net income per share, diluted	$0.56	$0.94	$1.40	$2.71

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
Reconciliation of Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$21,754	$39,544	$67,469	$93,930
Additions to property and equipment	(7,248)	(302)	(12,768)	(655)
Additions to capitalized software development costs	(3,912)	(2,565)	(10,360)	(7,001)
Free cash flow	$10,594	$36,677	$44,341	$86,274

Contact

Corporate Communications
Hilary O’Byrne, hilary.obyrne@ibotta.com

Investor Relations
Shalin Patel, shalin.patel@ibotta.com